UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2020

AGILENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5301 Stevens Creek Boulevard, Santa Clara, CA		95051
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (800) 227-9770

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.Other Events.

Agilent Technologies, Inc. (the “Company”) is announcing today that its Annual Meeting of Stockholders (the “Annual Meeting”), which is scheduled to be held at 8:00 a.m., Pacific Time on March 18, 2020, will be adjourned immediately after it is convened due to public health considerations relating to the outbreak of COVID-19 and the need to comply with federal, state and local restrictions on gatherings and movement of people. Accordingly, we encourage stockholders to comply with the applicable public health restrictions and not attend the Annual Meeting on March 18, 2020. Due to the aforementioned restrictions in place, the Company will also be unable to provide the live webcast of the meeting.

The Annual Meeting will be adjourned until April 17, 2020. The record date will remain January 22, 2020.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release announcing the adjournment of the Company’s annual meeting until April 17, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

	By:	/s/ P. Diana Chiu
	Name:	P. Diana Chiu
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Date: March 17, 2020

Agilent Technologies to Adjourn Annual Meeting Until April 17, 2020

SANTA CLARA, California, Mar. 17, 2020 – Agilent Technologies, Inc. (NYSE: A) today announced plans to adjourn its annual meeting of stockholders, originally scheduled to be held March 18, 2020, due to public health considerations relating to the outbreak of COVID-19 and the need to comply with federal, state and local restrictions on gatherings and movement. The annual meeting will be adjourned immediately after it is convened. As a result, stockholders should comply with the restrictions and not attend the annual meeting on March 18. Also due to the public health restrictions in place, the company will not be providing a live webcast of the meeting.

The annual meeting will be adjourned until Friday, April 17, 2020 at 8:00 a.m., Pacific Time.  The record date will remain January 22, 2020.

About Agilent Technologies

Agilent Technologies Inc. (NYSE: A) is a global leader in life sciences, diagnostics and applied chemical markets. Now in its 20th year as an independent company delivering insight and innovation toward improving the quality of life, Agilent instruments, software, services, solutions and people provide trusted answers to customers' most challenging questions. The company generated revenue of $5.16 billion in fiscal 2019 and employs 16,300 people worldwide. Information about Agilent is available at www.agilent.com. To receive the latest Agilent news, subscribe to the Agilent Newsroom.

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MEDIA CONTACT:

Tom Beermann

+1 408-553-2914

tom.beermann@agilent.com

INVESTOR CONTACT:

Ankur Dhingra

+1 408-345-8948

ankur_dhingra@agilent.com